CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Fund Service Providers," "Financial Highlights," "Independent Registered Public Accounting Firm," and to the incorporation by reference of our report dated October 22, 2008 on the August 31, 2008 financial statements of the Claymore/BNY BRIC ETF, Claymore/Clear Spin-Off ETF, Claymore/Great Companies Large-Cap Growth Index ETF, Claymore/Ocean Tomo Growth Index ETF, Claymore/Ocean Tomo Patent ETF, Claymore/Raymond James SB-1 Equity Fund, Claymore/Sabrient Defensive Equity Index ETF (formerly Claymore/ Sabrient Defender ETF), Claymore/Sabrient Insider ETF, Claymore/Sabrient Stealth ETF, Claymore/Zacks Mid-Cap Core ETF, Claymore/Zacks Sector Rotation ETF and Claymore/Zacks Multi-Asset Income Index ETF (formerly Claymore/Zacks Yield Hog ETF) in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post Effective Amendment No. 68 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551).


                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
December 29, 2008